Exhibit 99.1

McClatchy Files Asset Purchase Agreement with Chatham Asset Management That Retains Jobs and Benefits for All Employees

Paves Way to August 4 Hearing on Change in Control of 163-Year News Company

Chairman Kevin McClatchy, CEO Craig Forman and Fellow Board Directors to Depart Upon Completion of Chapter 11 Reorganization

SACRAMENTO, Calif., July 24, 2020 --  McClatchy (OTC-MNIQQ) announced today that it filed an asset purchase agreement with the U.S. Bankruptcy Court, formalizing the details of Chatham Asset Management’s (“Chatham”) successful bid for ownership of McClatchy in the Chapter 11 sale process. The filing is a key milestone in the reorganization and paves the way for a change in control of the 163-year-old news company. Under Chapter 11 rules, the proposed asset purchase is scheduled for consideration by the Court for approval at a hearing on August 4.

Under the agreement, Chatham will acquire McClatchy for $263 million in a credit bid of the Company’s first-lien debt, plus new money consideration of $49 million in cash and the assumption of additional liabilities.

The agreement outlines that the entirety of the 30 McClatchy news organizations will move seamlessly to the new ownership structure. All employees will be offered their current job with new McClatchy, with equivalent compensation, benefits and full credit for service years. The agreement also provides that new McClatchy will honor all current collective-bargaining agreements.

“This important step towards a resolution of our reorganization will provide greater certainty and stability to the wider group of employees and stakeholders who benefit from a restructured McClatchy,” said Craig Forman, President and CEO.

“Today’s agreement brings McClatchy one step closer to a future on strong financial footing where it can continue to provide necessary, civic-minded journalism to local communities nationwide,” said Chatham.

As part of the transition, Chairman Kevin McClatchy, President and CEO Craig Forman and fellow Board Directors announced plans to depart from the company when the transaction closes by the end of the third quarter.

“For over a century and a half, our family has owned and operated our local news brands — these important civic institutions — to ensure thriving independent local journalism in the public interest,” said Kevin McClatchy, a fifth-generation McClatchy family member. “The McClatchy family’s time as proprietors spans this nation’s history from the Gold Rush and the Pony Express to the moon landings to the modern mobile internet. While it will be humbling to pass the torch, we want to thank our employees, readers, communities and Chatham for recognizing the value of the public-service role of local journalism and supporting its mission.”

Kevin McClatchy has served on the Board since 1998 and led it as Chairman for eight years, working closely with Board members and the management team to expand McClatchy’s footprint to serve communities across America and transition the company to serve customers in a digital era. He owned and led the Pittsburgh Pirates for 11 years before selling the team in 2007. In his philanthropic work, he was recently named co-chair of the board of amFAR, The Foundation for AIDS Research. His fifth-generation cousins, Molly Maloney Evangelisti, Brown McClatchy Maloney and William McClatchy have served loyally on the McClatchy Board of Directors, cumulatively for 57 years, working tirelessly to ensure the sustainability of the family company, anchored to the mission of independent local journalism.

“It will be tough and more than bittersweet to say farewell. Across seven generations, local journalism is baked into our family’s DNA. But we do so with thanks, and wish Chatham Asset Management continued success,’’ McClatchy added. “I want to offer my thanks as well to Craig Forman for his leadership and the dedicated members of the Board who have contributed their expertise and guidance to the management team over the decades.’’

Craig Forman joined the McClatchy Board in 2013 and at its request stepped into the President and CEO role in 2017 to accelerate the company’s digital transformation. Under Forman’s leadership, the company achieved a near-total reorganization into a functionally focused, sustainable digital platform that better positions it for success in a digital economy, reaching an unprecedented 40% year-over-year growth in digital-only subscribers and on track to reach nearly 700,000 paid digital customer relationships. McClatchy now has more than 260,000 digital-only subscribers, up nearly 400% from when Forman became CEO.

“We wasted no time in the past three years transforming McClatchy into a profoundly digital company, equally balanced between subscription and advertising revenue, enhancing our reputation for essential journalism and products and services vital in our 30 communities,” commented Forman. “This transaction provides a needed resolution to McClatchy’s legacy debt and pension issues by restructuring the balance sheet and capital structure through a voluntary reorganization under Chapter 11 protection.’’

“As a former journalist, I was motivated to ensure a sustainable future for this great and essential company. Now, Chatham as new owners will come in to build on the strong foundation this team has put in place,’’ Forman continued. ‘’With thanks to my tireless colleagues and the McClatchy family, I see no reason to delay my return to Silicon Valley when the company transitions to new ownership, to pursue the next challenge in the future of technology, media and telecom.’’

“Craig Forman has been exactly the leader McClatchy needed at exactly the right time,’’ said Kevin McClatchy. “He guided us through a series of significant challenges, and thanks to Craig’s smart and strategic leadership we have a go-forward digital-first company properly focused on our audience and the sustainable future of local news, which will continue to serve our communities for years to come.”

In its core mission of local journalism, McClatchy is widely acknowledged for ‘punching above its weight’ journalistically, awarded multiple Pulitzer Prizes and many other accolades for such coverage as legislative secrecy in Kansas, a collaboration among California newsrooms on wildfire risk and policy recommendations to keep communities safe, “Stricken,” a series on alarming cancer rates among our veterans, and capped by the Miami Herald’s coverage of the Jeffrey Epstein scandal.

In the past three years, McClatchy has accelerated its digital transition from 30 independent operating companies in as many cities to a single national digital platform that begins with essential local news and information in the community. Forman rebuilt McClatchy’s leadership team with the aim of creating an industry leader in digital innovation. With key digital-first executives in place, McClatchy has been able to negotiate important partnerships with such Silicon Valley platforms as Google with The Compass Experiment to return robust digital news coverage to America’s growing ‘news deserts.’ Also, a future-

focused McClatchy leadership team has innovated in News as well, creating a series of community-funded solutions journalism labs while building robust relationships with important partners such as Report for America.

“What the McClatchy digital transformation shows is that by focusing on fearless reporting, relentless customer engagement, standout products and stabilizing operating cash flow, you can accelerate digital success,” said Forman. “This is the formula to ensure a sustainable future in the digital era for news and information enterprises crucial to our democratic way of life.’’

While the company’s focus on essential journalism in the public interest is unchanged since its founding in 1857, almost everything else has changed. The McClatchy Company began in Sacramento when James McClatchy, an immigrant to America from Ireland, helped found The Daily Bee in 1857, and published an editorial that set the course for the present-day local media company, “The object of this paper is not only independence, but permanence.” Almost immediately after the new daily launched, James McClatchy exposed political and judicial corruption. This established a tradition of watchdog journalism that thrives today across McClatchy newsrooms, which collectively have won 54 Pulitzer Prizes and numerous other awards and accolades.

Expansion of McClatchy began in 1922 with the launch of The Fresno Bee in California’s Central Valley, led by James McClatchy’s grandson, Carlos McClatchy and five years later with the purchase of another Central Valley local newspaper that was later renamed, The Modesto Bee. Then, on the 65th anniversary of the founding of The Sacramento Bee, the McClatchy family expanded their interest to a new medium, radio. KVQ was the first radio station on the West Coast owned by a newspaper. The expansion continued under the management of James McClatchy’s granddaughter, Eleanor McClatchy, who led the company for four decades. The company started an expansion into markets outside of California in 1979 with the purchase of the Anchorage Daily News (and later sold), which continued with the acquisition of The Tri-Cities Herald, The (Tacoma) News Tribune, both in Washington State, and in South Carolina, The Island Packet, The Beaufort Gazette and The (Rock Hill) Herald, The (Raleigh) News & Observer and The (Minneapolis) Star Tribune (later sold).  In 2006, the Company purchased Knight Ridder. Some of the Knight Ridder news titles were sold subsequently but the purchase enlarged the company’s local news footprint substantially.

About McClatchy

McClatchy operates 30 media companies in 14 states, providing each of its communities with strong independent local journalism in the public interest and advertising services in a wide array of digital and print formats. McClatchy publishes iconic local brands including the Miami Herald, The Kansas City Star, The Sacramento Bee, The Charlotte Observer, The (Raleigh) News & Observer, and the Fort Worth Star-Telegram. McClatchy is headquartered in Sacramento, Calif. #ReadLocal

Forward-Looking Statements

Statements in this press release regarding the proposed agreement, as well as the restructuring and sale process, and any other statements about management's future expectations, beliefs, goals, plans or prospects, including our planned sale to Chatham and our digital subscriber growth, constitute forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. Any statements that are not statements of historical fact (including statements containing the words "believes," "plans," "anticipates," "expects," "estimates" and similar expressions) should also be considered to be forward-looking statements. There are a number of important risks and uncertainties that could cause actual results or events to differ materially from those indicated by such forward-looking statements, including: the failure to obtain Bankruptcy Court approval; the failure to obtain regulatory approvals in a timely manner or otherwise; the effects of the Bankruptcy Court rulings in the Chapter 11 proceedings and the outcome of the proceedings in general; the length of time the Company will operate in the Chapter 11 proceedings;  we may experience diminished digital subscriber growth as a result of the COVID 19 pandemic as this crisis evolves; we may do harm to our operations in attempting to achieve our expense reduction targets; our operations have been, and will likely continue to be, adversely affected by competition, including competition from internet publishing and advertising platforms;  as well as the other risks listed in the Company's publicly filed documents, including the Company's Annual Report on Form 10-K for the year ended December 30, 2018.  These forward-looking statements speak as of the time made and, except as required by law, we disclaim any intention and assume no obligation to update the forward-looking information contained in this release.

Contact:

Media
Jeanne Segal 1-202-271-8880 jsegal@mcclatchy.com
Rachel Chesley FTI Consulting 1-212-850-5681 mcclatchy@fticonsulting.com

Investor
Stephanie Zarate (916) 321-1931 szarate@mcclatchy.com